UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2013, Dr. Paul Billings was appointed as a member of the Board of Directors of Trovagene, Inc. (the “Company”).   Dr. Billings has extensive healthcare experience in many aspects of genomics and molecular medicine. In addition to serving as Chief Medical Officer at Life Technologies, he also serves on the Scientific Advisory Board of the Food and Drug Administration, the Genomic Medicine Advisory Committee at the Department of Veterans Affairs, and the National Academy of Sciences Institute of Medicine’s Roundtable on Genomics. In addition to the Company, he serves on the Scientific Advisory Boards of BioScale, Applied Immunology, Aueon and PAX Neurosciences. His broad corporate experience includes senior management positions at CBR, Inc, GeneSage, Inc., Laboratory Corporation of America Holdings (LabCorp), and CELLective DX Corporation. His clinical experience includes senior administrative positions at El Camino Hospital and the Veteran’s Administration and he served as a physician at many medical centers. He has held numerous academic appointments at prestigious universities including Harvard University, Stanford University, U.C. Berkeley and U.C. San Francisco.  Dr. Billings holds an M.D. from Harvard Medical School and a Ph.D. in immunology, also from Harvard University.

On October 30, 2013, the Company issued a press release announcing the appointment of Dr. Paul Billings as a member of the Board of Directors of the Company.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits

(d)                                 Exhibits.

99.1                        Press Release dated October 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         October 30, 2013

TROVAGENE, INC.

By:	/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer